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                                                                   EXHIBIT 99.1
                                                                   ------------

                              ALZA CORPORATION
                            AMENDED AND RESTATED
                        EMPLOYEE STOCK PURCHASE PLAN

     1.  PURPOSE.  The ALZA Corporation Amended and Restated Employee Stock
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Purchase Plan (the "Plan") is designed to foster continued cordial employee relations, to encourage and assist employees of ALZA Corporation (the "Company")
                                                                       -------
and its subsidiaries to acquire stock in the Company and to help them provide for their future financial security.

     2.  SHARES SUBJECT TO PLAN
         ----------------------

         (a)  Number of Shares:  The Company has reserved for purchase under the
              ----------------
Plan a total of 2,050,000 shares of its Common Stock (the "Shares").  Shares
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sold under the Plan may be newly or previously issued shares, but all shares issued under the Plan, regardless of source, shall be counted against the 2,050,000 share limitation. If at any time the available Shares are oversubscribed, subscriptions shall be reduced proportionately to eliminate the oversubscription. Any funds credited to a member that cannot be applied to the purchase of Shares due to oversubscription shall be promptly refunded to the member.

         (b)  Adjustments:  In the event of any reorganization,
              -----------
recapitalization, stock split, reserve stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the structure of the capital stock of the Company, the Company may make such adjustment, if any, as it may deem appropriate in the number, kind and subscription price of the securities available for purchase under the Plan and in the maximum number of securities that a member is entitled to purchase. The Company may make any further adjustments it deems necessary to insure the qualification of the Plan under Section 423 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

     3.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by such
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officers and employees of the Company or other persons as the Board of Directors of the Company from time to time may select (the "Plan Committee").  All costs
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and expenses incurred in administering the Plan shall be paid by the Company, provided that any taxes applicable to a member's participation in the Plan may be charged to the member by the Company.

         The Plan Committee may make such rules and regulations as it deems necessary to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Plan Committee in connection with the construction, interpretation, administration or application of the Plan or any right granted under the Plan shall be final, conclusive and binding upon all persons. No member of the Plan Committee shall be liable for any determination, decision or action made.
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     4.  ELIGIBILITY.  Any employee who is customarily employed by the Company
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or a subsidiary for 20 hours per week or more and five months or more in any calendar year (except any employee who would own, directly or indirectly, five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries immediately after Shares are purchased under the Plan) shall be eligible to become a member of and to participate in the Plan beginning on the first Enrollment Date following his or her employment with the Company or a subsidiary.

         For purposes of the Plan, "employee" shall mean any individual who performs services for the Company or a subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1; and "subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, as of a given Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     5.  PARTICIPATION
         -------------

         (a)  Enrollment:  Any eligible employee may enroll or re-enroll in the
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Plan as of any February 1 or August 1 (or if either such date is not a trading date, as of the trading date immediately following such date) (each an "Enrollment Date") for a period of 24 months (an "Offering Period") commencing
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on the applicable Enrollment Date and ending on the fourth Purchase Date following the applicable Enrollment Date. In order to enroll, an eligible employee must deliver to the Company a completed and signed "Employee Stock Purchase Plan Subscription Agreement" indicating the employee's acceptance of the Plan and agreement to participate in the Plan. Forms must be received by the Company no later than an Enrollment Date and shall be effective as of such Enrollment Date. Participation in the Plan is entirely voluntary.

         (b)  Re-Enrollment Upon Expiration of Offering Period:  At the end of a
              ------------------------------------------------
member's then-current Offering Period, the member automatically shall be enrolled in the next succeeding Offering Period (a "Re-enrollment") unless, in a
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manner and at a time specified by the Company, but in no event later than the day before the first day of such succeeding Offering Period, the member notifies the Company in writing of the member's desire not to be so enrolled. Re-enrollment shall be at the same percentage of contributions as the member's prior participation unless the member by timely written notice changes the percentage of contribution. No member shall be automatically re-enrolled whose participation terminates by operation of Section 9 or who, during the preceding Offering Period, has reduced his or her percentage of contribution to 0% or has notified the Company in writing of the member's withdrawal from participation in the Plan.

         (c)  Automatic Re-Enrollment on Lower Price Enrollment Date:  In the
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event that the fair market value of the Company's Common Stock is lower on any
Enrollment Date (the "Lower Price Enrollment Date") than it was on the
                      ---------------------------
Enrollment Date

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

on which a participating member last enrolled in the Plan, such member shall be deemed to have re-enrolled in the Plan on such Lower Price Enrollment Date for the next succeeding Offering Period. A participant may elect not to re-enroll on a Lower Price Enrollment Date by filing a written statement declaring such election with the Company prior to such Lower Price Enrollment Date.

     6.  MEMBER'S CONTRIBUTIONS.  Each member shall make contributions by
         ----------------------
payroll deduction of any whole percentage up to 15% of the member's monthly gross pay, as designated by the member. "Monthly gross pay" shall include total
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salary and wages before any tax reduction plan decreases and shall exclude overtime pay, moving allowances, participation in clinical studies, bonus payments (including PACE awards), income arising from stock options, imputed income due to fringe benefits and similar items. Contributions shall not be made other than in accordance with this Section 6.

         At any time, a member may elect in writing to decrease the member's rate of contribution. An election to decrease the rate of contribution or to stop contributing totally will take effect on the soonest practicable payroll date following receipt by the Company of the written election. Any election by a member to decrease his or her payroll deductions to 0% shall be deemed to be an election to withdraw from the Plan effective immediately following the purchase of Shares on the next Purchase Date. Such member's participation in the Offering Period shall continue until the next Purchase Date; thereafter, the member may enroll on any subsequent Enrollment Date for a new Offering Period.

         At any time, but no more frequently than once in any consecutive six-month period, a member may elect in writing to increase the member's rate of contribution up to 15%. A written election to increase the rate of contribution received by a Company from a member will become effective on the soonest practicable payroll date following receipt by the Company of such election and will not constitute a new enrollment.

         Notwithstanding any other provision of the Plan, no member may receive a right to acquire Shares under the Plan (and all other employee stock purchase plans of the Company and its subsidiaries that are qualified or intended to be qualified under Section 423 or any successor provision of the Code) that accrues at a rate in excess of $25,000 of fair market value of such Shares for any calendar year (determined as of the Enrollment Date).

         Employee contributions may be commingled with other Company funds free of any obligation of the Company to pay interest on such funds but shall be credited to each member as soon as practicable after each withholding.

     7.  PURCHASE RIGHTS
         ---------------

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         (a)  Grant Of Purchase Rights.  Enrollment by a member in the Plan on
              ------------------------
an Enrollment Date will constitute the grant by the Company to the Member of rights to purchase Shares under the Plan. Upon enrollment, unless otherwise determined by the Plan Committee, a member will become eligible for the grant of purchase rights for the number of Shares equal to $75,000 divided by the fair market value of a Share determined at the grant date of such purchase right.
Any member whose purchase rights expire and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted new purchase rights (equal in number to the number of expiring purchase rights) on the Enrollment Date immediately following the Purchase Date on which the Member's then current purchase rights expire. Any member who is deemed to have re-enrolled on a Lower Price Enrollment Date will be granted new purchase rights for the number of Shares equal to $75,000 divided by the fair market value of a Share on the Lower Price Enrollment Date.

         (b)  Terms and Conditions of Purchase Rights.  Each purchase right
              ---------------------------------------
granted under the Plan shall have the following terms:

              (i) whether or not Shares have been purchased thereunder, the purchase right will expire on the earliest to occur of (A) the completion of the purchase of Shares on the last Purchase Date occurring within 24 months of the Enrollment Date on which such purchase right was granted, or such shorter period as may be established by the Board of Directors from time to time prior to an Enrollment Date for all purchase rights to be granted on such Enrollment Date, or (B) the date on which participation of such member in the Plan terminates for any reason;

              (ii) payment for Shares purchased under the purchase rights will be made only through payroll deduction in accordance with Section 6;

              (iii) purchase of Shares upon exercise of the purchase rights will be accomplished only in installments in accordance with Section 8;

              (iv) the purchase price per Share under the purchase rights will be determined as provided in Section 8; and

              (v) the purchase rights will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Committee from time to time.

     8.  ISSUANCE OF SHARES.  On each January 31 and July 31 (or if either such
         ------------------
date is not a trading date, on the last trading date immediately prior to such date) during an Offering Period (each a "Purchase Date"), so long as the Plan
                                         -------------
shall remain in effect, the Company shall apply the funds then credited to each member's account to the purchase of whole Shares. The cost or charge to each member's account shall be 85% of the fair market value of one share of ALZA Common Stock on the applicable Enrollment Date or on the Purchase Date, whichever is lower, as determined in good faith by the Plan Committee, multiplied by the number of Shares purchased.

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         After the purchase of Shares on a Purchase Date, any funds credited to a member equaling less than the sum required to purchase a whole Share shall be held for purchases on the next succeeding Purchase Date. Upon the effective date of a member's written election to withdraw from participation in the Plan for the then-current Offering Period, any funds then credited to the member shall, for purposes of this Section 7, cease to be credited to such member and shall be refunded to the member. The Company shall, promptly after each Purchase Date so long as the Plan is in effect, issue to the member entitled thereto the Shares purchased by the member under the Plan. No member shall have rights as a stockholder of the Company until such Shares are issued.

     9.  TERMINATION OF MEMBERSHIP.  A member's participation in the Plan shall
         -------------------------
terminate, and no Shares may thereafter be purchased by such member under the Plan, (a) when the member ceases to be employed by the Company and its subsidiaries for any reason whatsoever, (b) when the member dies, or (c) 90 days after the member ceases to receive any compensation from the Company and its subsidiaries unless, in the case of (c) above, (i) such cessation is due to a leave of absence in accordance with policies of the Company or approved by the person or persons appointed by the Company to administer the Plan and (ii) the member's right to reemployment is guaranteed by statute or contract.

     10. WITHDRAWAL OF FUNDS.  A member may withdraw all or part of the funds
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contributed by such member to the Plan at any time prior to the use of the funds for the purchase of Shares. A member may make only one withdrawal of funds per calendar quarter. The member may not, after any withdrawal, return any such funds to the Company and require the Company to apply the funds to the purchase of Shares.

     11. BENEFICIARY.  Each member may designate in writing one or more
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beneficiaries and may, in such member's sole discretion, change such designation from time to time. Any such designation shall be effective only after receipt by the Company and shall be controlling over any disposition by will or otherwise.

         Upon the death of a member, amounts remaining credited to the member shall be paid in cash to the beneficiary or beneficiaries designated by the member or, in the absence of such designation, to the executor, administrator or other legal representative of the member's estate. Such payment shall relieve the Company of further liability under the Plan on account of the member. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the member gave contrary instructions in such designation.

     12. MODIFICATION, TERMINATION.  The Company expects to continue the Plan
         -------------------------
until such time as all of the Shares reserved for purchase under the Plan have been purchased. However, the Company reserves the right to amend, alter or terminate this Plan at any time. No amendment shall be effective unless, within one year after it is adopted by the Company's Board of Directors, it is approved by the

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

holders of a majority of the voting power of the Company's outstanding shares, if such amendment would:

         (i) increase the number of Shares reserved for purchase under the Plan;

         (ii)  materially increase the benefits to participants; or

         (iii) materially modify the requirements for participation.

         The Board of Directors may elect to terminate any or all outstanding enrollments at any time. In the event the Plan is terminated, the Board may also elect either to terminate enrollments upon completion of the purchase of Shares on the next Purchase Date, or to permit enrollments to expire in accordance with their terms (and participation to continue through such expiration dates). If the enrollments are terminated prior to expiration, any funds contributed to the Plan that have not been used to purchase Shares shall be returned to the members as soon as administratively feasible.

         If at any time the Shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of Shares due to over-enrollment shall be refunded to members as soon as administratively feasible.

     13. ASSIGNABILITY OF RIGHTS; CREATION OF LIENS.  No rights of any member
         ------------------------------------------
under the Plan shall be assignable by the member, by operation of law or otherwise, and no person may create a lien on any funds, securities or any other property, except to the extent that there has been a designation of a beneficiary or beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if such beneficiary is not designated. Prior to the purchase of any Shares under the Plan, each member shall be required to sign a statement to the foregoing effect. A member's right to purchase Shares under the Plan shall be exercisable only during the member's lifetime and only by the member.

     14. PARTICIPATION IN OTHER PLANS.  Except as provided in Section 6,
         ----------------------------
nothing in the Plan shall affect an employee's right to participate in and receive benefits under the then-current provisions of any pension, insurance or other employee benefit plan or program of the Company or a subsidiary.

     15. REPORTS.  The Company shall make available to members copies of all
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communications with holders of Common Stock, including annual and interim reports. In connection with the issuance of Shares under the Plan, the Company shall provide each member with a summary of such member's total contributions during the preceding Offering Period, and the number of Shares purchased, purchase price and the balance of funds, if any, in the member's account.

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     16. EQUAL RIGHTS AND PRIVILEGES.  All members shall have equal rights and
         ---------------------------
privileges with respect to the Plan to the extent necessary to cause the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the regulations promulgated thereunder. This Section 16 shall take precedence over all other provisions of the Plan.

     17. APPLICABLE LAW.  The interpretation, performance and enforcement of
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the Plan shall be governed by the laws of the State of California.

     18. EFFECTIVE DATE; TRANSITION PROVISIONS.  The Plan amendments embodied
         -------------------------------------
in this Amended and Restated Employee Stock Purchase Plan are effective July 2, 1995, provided, however, that notwithstanding Sections 5(a) and 8, (a) no enrollment date will occur on August 1, 1995; (b) the two Offering Periods existing on the effective date of these amendments (i.e., the Offering Periods commencing July 1, 1994 and July 1, 1995) will each continue for 25 months (to July 31, 1996 and July 31, 1997, respectively) and (c) since no Purchase Date occurred in January of 1995 with respect only to the Offering Period commencing July 1, 1994 and ending on July 31, 1996, only three Purchase Dates (June 30, 1995, January 31, 1996 and July 31, 1996) will occur during such Offering Period.

     19. APPROVAL.  The Plan was originally approved by the Company's Board of
         --------
Directors on July 18, 1984 and by holders of the majority of the voting power of all outstanding shares of the Company on April 25, 1985. This Amended and Restated Plan was approved by the Company's Board of Directors on February 16, 1995 and by the Company's stockholders on May 11, 1995.

                               AMENDMENT NO. 1
                           TO THE ALZA CORPORATION
                            AMENDED AND RESTATED
                        EMPLOYEE STOCK PURCHASE PLAN


     THIS AMENDMENT NO. 1 to the ALZA Corporation Amended and Restated Employee

Stock Purchase Plan (the "Plan") hereby amends the Plan as follows:

     1. Paragraph 2(b) is hereby deleted in its entirety and replaced with the following:

          (b) Adjustments:  In the event of any reorganization,
              -----------
     recapitalization,stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the structure of the capital stock of the Company, the Company may make such adjustment, if any, as it may deem appropriate in the number, kind and subscription price of the securities available for purchase under the Plan and in the maximum number of securities that a member is entitled to purchase.

     2. Section 5(a) of the Plan is amended to include at the end thereof the following:

          In the event that the Company fails to offer enrollment in the Plan to every person who is entitled to participate therein, such action (or inaction) shall not affect the enrollment, or eligibility to enroll or re-enroll, of any other eligible employee.

     3. All other provisions of the Plan shall remain in full force and effect, without modification.

          To record the adoption of this Amendment No. 1, the Company has caused this instrument to be executed by a duly authorized officer as of the

23rd day of December, 1996.

                                     ALZA Corporation


                                     /s/ Ernest Mario
                                     ------------------------
                                     Ernest Mario
                                     Chief Executive Officer

                               AMENDMENT NO. 2
                           TO THE ALZA CORPORATION
                            AMENDED AND RESTATED
                        EMPLOYEE STOCK PURCHASE PLAN


          THIS AMENDMENT NO. 2 to the ALZA Corporation Amended and Restated Employee Stock Purchase Plan (the "Plan") hereby amends the Plan as follows:

          1. Paragraph 4 is hereby amended by adding the following at the end thereof:
                "Notwithstanding the foregoing, employees of the Company's subsidiary ALZA International, Inc. are not eligible to participate in the Plan."

          2. All other provisions of the Plan shall remain in full force and effect, without modification.

          To record the adoption of this Amendment No. 2, the Company has caused this instrument to be executed by a duly authorized officer as of the 18th day of December, 1997.

                                        ALZA Corporation


                                        /s/ Ernest Mario
                                        -----------------------------
                                        Ernest Mario
                                        Chief Executive Officer

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